Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

May 22, 2012

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2012 THIRD QUARTER RESULTS

Palm Beach Gardens, Florida, May 22, 2012 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 28, 2012.

The Company reported:

•	Contract revenues of $296.1 million for the quarter ended April 28, 2012, compared to $252.4 million for the quarter ended April 30, 2011, an increase of 17.3%;

•	Adjusted EBITDA (Non-GAAP) of $29.9 million for the quarter ended April 28, 2012, compared to $23.8 million for the quarter ended April 30, 2011; and

•
Net income on a GAAP basis of $9.6 million, or $0.28 per common share diluted, for the quarter ended April 28, 2012, compared to $1.5 million, or $0.04 per common share diluted, for the quarter ended April 30, 2011. On a Non-GAAP basis, net income for the quarter ended April 30, 2011 was $3.4 million, or $0.10 per common share diluted.  Non-GAAP net income for the three months ended April 30, 2011 excludes a $2.6 million pre-tax loss on debt extinguishment associated with the Company’s redemption of $48.4 million of its 8.125% senior subordinated notes due 2015, and a $0.6 million pre-tax charge in cost of earned revenues related to a wage and hour class action litigation settlement.

The Company also reported:

•
Contract revenues of $883.1 million for the nine months ended April 28, 2012, compared to $732.1 million for the nine months ended April 30, 2011, an increase of 18.1% after adjusting for revenues in each period from businesses acquired during the second quarter of fiscal 2011;

•	Adjusted EBITDA (Non-GAAP) of $95.0 million for the nine months ended April 28, 2012, compared to $70.4 million for the nine months April 30, 2011; and

•
Net income on a GAAP basis of $26.1 million, or $0.76 per common share diluted, for the nine months ended April 28, 2012, compared to $3.1 million, or $0.09 per common share diluted, for the nine months ended April 30, 2011. On a Non-GAAP basis, net income for the nine months ended April 30, 2011 was $8.9 million, or $0.25 per common share diluted. Non-GAAP net income for the nine months ended April 30, 2011 excludes a $8.3 million pre-tax loss on debt extinguishment associated with the Company’s tender offer and redemption of its 8.125% senior subordinated notes due 2015, a $0.6 million pre-tax charge in cost of earned revenues related to a wage and hour class action litigation settlement, and $0.2 million in pre-tax acquisition related costs.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, acquisition related costs, and charges for a wage and hour class action settlement. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.

A conference call to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, May 23, 2012; call 800-230-1085 (United States) or 612-288-0329 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call.A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.”  The conference call materials will be available at approximately 8 a.m. (ET) on May 23, 2012. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, June 22, 2012.

Dycom is a leading provider of specialty contracting services.  These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period.  The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2012 third quarter results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
April 28, 2012 and July 30, 2011
Unaudited

	April 28,	July 30,
	2012	2011
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and equivalents	$66,710	$44,766
Accounts receivable, net	121,638	138,552
Costs and estimated earnings in excess of billings	105,874	90,855
Inventories	29,795	20,558
Deferred tax assets, net	15,653	15,957
Income taxes receivable	867	8,685
Other current assets	12,278	10,938
Total current assets	352,815	330,311

PROPERTY AND EQUIPMENT, NET	155,036	149,439
GOODWILL	174,849	174,849
INTANGIBLE ASSETS, NET	51,364	56,279
OTHER	12,981	13,877
TOTAL NON-CURRENT ASSETS	394,230	394,444
TOTAL ASSETS	$747,045	$724,755

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,287	$39,399
Current portion of debt	121	232
Billings in excess of costs and estimated earnings	979	749
Accrued insurance claims	25,123	26,092
Other accrued liabilities	51,294	52,041
Total current liabilities	110,804	118,513

LONG-TERM DEBT	187,500	187,574
ACCRUED INSURANCE CLAIMS	22,546	23,344
DEFERRED TAX LIABILITIES, NET NON-CURRENT	44,011	39,923
OTHER LIABILITIES	3,798	3,550
Total liabilities	368,659	372,904

Total Stockholders' Equity	378,386	351,851
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$747,045	$724,755

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 28,	April 30,	April 28,	April 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)

Contract revenues	$296,103	$252,363	$883,085	$732,150

Costs of earned revenues, excluding depreciation and amortization	241,386	207,045	716,812	597,987
General and administrative expenses (1)	26,956	23,678	76,589	68,338
Depreciation and amortization	15,561	15,491	47,047	46,894
Total	283,903	246,214	840,448	713,219

Interest expense, net	(4,178)	(4,395)	(12,528)	(11,813)
Loss on debt extinguishment	-	(2,557)	-	(8,296)
Other income, net	7,627	3,500	12,943	7,464

Income before income taxes	15,649	2,697	43,052	6,286

Provision for income taxes	6,004	1,208	16,956	3,144

Net income	$9,645	$1,489	$26,096	$3,142

Earnings per common share:

Basic earnings per common share	$0.29	$0.04	$0.78	$0.09

Diluted earnings per common share	$0.28	$0.04	$0.76	$0.09

Shares used in computing income per common share:
Basic	33,741,255	34,706,822	33,669,974	35,800,175

Diluted	34,682,891	35,323,667	34,516,902	36,130,585

(1) Includes stock-based compensation expense of $1.9 million and $4.9 million for the three and nine months ended April 28, 2012, respectively, and $1.3 million and $3.1 million for the three and nine months ended April 30, 2011, respectively.

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 28,	April 30,	April 28,	April 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)

Pre-Tax Reconciling Items decreasing net income
Loss on debt extinguishment	$-	$(2,557)	$-	$(8,296)
Charge for a wage and hour class action litigation settlement	-	(600)	-	(600)
Acquisition related costs	-	-	-	(223)
Total Reconciling Items	$-	$(3,157)	$-	$(9,119)

GAAP net income	$9,645	$1,489	$26,096	$3,142
Adjustment for Reconciling Items above, net of tax	-	1,901	-	5,777
Non-GAAP net income	$9,645	$3,390	$26,096	$8,919

Earnings per common share:

Basic earnings per common share - GAAP	$0.29	$0.04	$0.78	$0.09
Adjustment for Reconciling Items above, net of tax	-	0.05	-	0.16
Basic earnings per common share - Non-GAAP	$0.29	$0.10	$0.78	$0.25

Diluted earnings per common share - GAAP	$0.28	$0.04	$0.76	$0.09
Adjustment for Reconciling Items above, net of tax	-	0.05	-	0.16
Diluted earnings per common share - Non-GAAP	$0.28	$0.10	$0.76	$0.25

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	33,741,255	34,706,822	33,669,974	35,800,175

Diluted	34,682,891	35,323,667	34,516,902	36,130,585

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and nine months ended April 28, 2012 and April 30, 2011 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 28,	April 30,	April 28,	April 30,
	2012	2011	2012	2011
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$9,645	$1,489	$26,096	$3,142
Interest expense, net	4,178	4,395	12,528	11,813
Provision for income taxes	6,004	1,208	16,956	3,144
Depreciation and amortization expense	15,561	15,491	47,047	46,894
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	35,388	22,583	102,627	64,993
Gain on sale of fixed assets	(7,439)	(3,300)	(12,578)	(6,810)
Stock-based compensation expense	1,933	1,314	4,901	3,086
Loss on debt extinguishment	-	2,557	-	8,296
Charge for a wage and hour class action litigation settlement	-	600	-	600
Acquisition related costs	-	-	-	223
Adjusted EBITDA (Non-GAAP)	$29,882	$23,754	$94,950	$70,388

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the reconciliation of contract revenues adjusted for revenues from businesses acquired in the second quarter of fiscal 2011, and the change from the comparable prior year period.

	Contract Revenues - GAAP	Revenues from businesses acquired in the second quarter of fiscal 2011	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Nine Months Ended April 28, 2012	$883,085	$(41,779)	$841,306	20.6%	18.1%

Nine Months Ended April 30, 2011	$732,150	$(19,646)	$712,504